UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2017

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Richmond, VA 23236

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on October 24, 2017. At the annual meeting, the Company’s stockholders voted on the following proposals and cast their votes as described below:

1.	The individuals listed below were elected to serve as Class I directors of the Company for terms that will continue until the 2020 annual meeting.

	For	Withheld	Broker Non- Votes

Richard A. Farmar, III	9,604,335	19,694	1,327,610
Randal R. Greene	9,574,199	49,830	1,327,610
C. Frank Scott, III	9,565,304	58,725	1,327,610

The individuals listed below were elected to serve as Class II directors of the Company for terms that will continue until the 2018 annual meeting.

	For	Withheld	Broker Non- Votes

Lawrence N. Ashworth.	8,717,155	906,874	1,327,610
James B. McNeer	8,684,884	939,145	1,327,610

The individuals listed below were elected to serve as Class III directors of the Company for terms that will continue until the 2019 annual meeting.

	For	Withheld	Broker Non- Votes

Larry C. Tucker	9,555,384	68,645	1,327,610
James P. VanLandingham	9,573,109	50,920	1,327,610

2.	A proposal to approve, on a non-binding advisory basis, the Company’s named executive officer compensation as described in the Executive Compensation section of the Company’s 2017 Proxy Statement.

			Broker
For	Against	Abstentions	Non-Votes
9,395,886	121,950	106,193	1,327,610

3.	A proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstentions
10,938,714	3,942	8,983

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

	By:	/s/ James A. Wilson, Jr.
James A. Wilson, Jr.
Chief Financial Officer

October 27, 2017